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                                                                  EXHIBIT 23(c)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to: (a) the incorporation by reference in this Registration Statement of Raytheon Company on Form S-4 of our reports dated January 28, 1997 on the consolidated financial statements and financial statement schedule of General Motors Corporation and subsidiaries and on the consolidated financial statements of Hughes Electronics Corporation and subsidiaries appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1996 and (b) the use of our report dated March 21, 1997 on the combined financial statements of the Defense Business of Hughes Electronics Corporation appearing in the Solicitation Statement/Prospectus, which is part of this Registration Statement. We also consent to the references to us under the headings "Hughes Defense Selected Combined Historical Financial Data" and "Experts" in such Solicitation Statement/Prospectus.

/s/ Deloitte & Touche LLP

Detroit, Michigan

November 6, 1997